DEALER SALES CONTRACT


Between:  Putnam Retail Management, L.P.              and
General Distributor of                                [Name of Dealer]
TH Lee, Putnam Investment Trust
One Post Office Square
Boston, MA  02109

As general distributor of TH Lee, Putnam Investment Trust (the "Trust"), we agree to sell you shares of beneficial interest (the "Shares") issued by any series of the Trust (each, a "Fund"), subject to any limitations imposed by any Fund and to confirmation by us in each instance of such sales. By your acceptance hereof, you agree to all of the following terms and conditions:

                           1. OFFERING PRICE AND FEES

The public offering price at which you may offer the Shares is the net asset value thereof, as computed from time to time, plus any applicable sales charge described in the then-current Prospectus of the applicable Fund. As compensation for each sale of Shares made by you, you will be allowed the dealer discount if any, on such Shares described in the then-current Prospectus of the Fund whose Shares are sold. We reserve the right to revise the dealer discount referred to herein upon ten days' written notice to you. We will furnish you upon request with the public offering prices for the Shares, and you agree to quote such prices in connection with any Shares offered by you for sale. Your attention is specifically called to the fact that each sale is always made subject to confirmation by us at the public offering price next computed after receipt of the order. There is no sales charge or dealer discount to dealers on the reinvestment of dividends and distributions.

In addition to the dealer discount, if any, allowed pursuant to the foregoing provisions of this Section 1, we may, at our expense, provide additional promotional incentives or payments to dealers. If non-cash concessions are provided, each dealer earning such a concession may elect to receive an amount in cash equivalent to the cost of providing such concessions. Notice of the availability of concessions will be given to you by us. All dealer discounts, promotional incentives, payments and concessions will be made by us in accordance with National Association of Securities Dealers, Inc. ("NASD") guidelines and rules.

                             2. MANNER OF OFFERING,
                          SELLING AND PURCHASING SHARES

We have delivered to you a copy of the applicable Fund's current Prospectus and will provide you with such number of copies of the Fund's Prospectus, Statement of Additional Information and shareholder reports and of supplementary sales materials prepared by us, as you may reasonably request. You will offer and sell the Shares only in accordance with the terms and conditions of the current Prospectus and Statement of Additional Information of the applicable


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Fund. Neither you nor any other person is authorized to give any information or to make any representations other than those contained in such Prospectuses, Statements of Additional Information and shareholder reports or in such supplementary sales materials. You agree that you will not use any other offering materials for the Fund without our written consent.

You hereby agree:

     (i) to exercise your best efforts to find purchasers for the Shares of the applicable Fund,

     (ii) to furnish to each person to whom any sale is made a copy of the then-current Prospectus of the applicable Fund,

     (iii) to transmit to us promptly upon receipt any and all orders received by you, and

     (iv) to pay to us the offering price, less any dealer discount to which you are entitled, within three (3) business days of our confirmation of your order, or such shorter time as may be required by law. If such payment is not received within said time period, we reserve the right, without prior notice, to cancel the sale, or at our option to return the Shares to the issuer for redemption or repurchase. In the latter case, we shall have the right to hold you responsible for any loss resulting to us. Should payment be made by check, liquidation of Shares may be delayed pending clearance of the check. In the event your check is dishonored for any reason, you shall remain liable for the purchase price and any loss incurred by us. In addition, should payment be made by means of a second or third party check, you shall be deemed to have made all presentment, transfer and other applicable warranties set forth in the Uniform Commercial Code, and in the event such check is either dishonored or subsequently determined to be invalid for any reason (including without limitation as a result of such check having been lost, stolen or unauthorized) you shall remain liable for the purchase price and any loss incurred by us.


                             3. COMPLIANCE WITH LAW

You hereby represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and are licensed and qualified as a broker-dealer or otherwise authorized to offer and sell the Shares under the laws of each jurisdiction in which the Shares will be offered and sold by you. You further confirm that you are a member in good standing of the NASD and agree to maintain such membership in good standing or, in the alternative, you are a foreign dealer not eligible for membership in the NASD.



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You agree that in selling Shares you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act of 1933, as amended, the applicable rules and regulations of the NASD, and the applicable rules and regulations of any jurisdiction in which you sell, directly or indirectly, any Shares. You agree not to offer for sale or sell the Shares in any jurisdiction in which the Shares are not qualified for sale or in which you are not qualified as a broker-dealer.

                          4. RELATIONSHIP WITH DEALERS

In offering and selling Shares under this Contract, you shall be acting as principal and nothing herein shall be construed to constitute you or any of your agents, employees or representatives as our agent or employee, or as an agent or employee of any Fund. As general distributor of the Funds, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution of the Shares. We shall not be under any obligation to you, except for obligations expressly assumed by us in this Contract.

                                 5. TERMINATION

Either party hereto may terminate this Contract, without cause, upon ten days' written notice to the other party. We may terminate this Contract for cause upon the violation by you of any of the provisions hereof, such termination to become effective on the date such notice of termination is mailed to you. This Contract shall terminate automatically if either Party ceases to be a member of the NASD.

                                6. ASSIGNABILITY

This Contract is not assignable or transferable, except that we may assign or transfer this Contract to any successor which becomes general distributor of the Funds.

                                7. GOVERNING LAW

This Contract and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of The Commonwealth of Massachusetts.


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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                Very truly yours,


                                PUTNAM RETAIL MANAGEMENT. L.P.

                                By: _________________________________
                                    Richard A. Monaghan,
                                    Managing Director and
                                    Chief of Mutual Fund Business

We accept and agree to the foregoing Contract as of the date set forth below.

Please indicate which best            Dealer:  ______________________________
describes your firm's entity:

/    /   Partnership                   By:  _________________________________
/    /   Corporation                        Authorized Signature, Title
/    /   Other - please specify:
         __________________            ______________________________________

                                       ______________________________________

                                       ______________________________________

                                       Address

Please provide your organization's
Tax Identification Number on the
following line:
________________________               Dated: _______________________________

Please return the signed Putnam copy to Putnam Retail Management, L.P., P.O. Box 41203, Providence, RI 02940-1203

                                       Approval: ____________________________
                                       Date required: _______________________



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                                    ADDENDUM
                                       TO
                              DEALER SALES CONTRACT

THIS ADDENDUM (the "Addendum") to the Dealer Sales Contract (the "Contract") between Putnam Retail Management, L.P. (the "Distributor") and the undersigned broker-dealer (the "Dealer") is entered into as of the ______ day of June, 2001.

     WHEREAS, the parties have previously entered into the Contract, which establishes the terms and conditions upon which the Distributor will sell to the Dealer shares of certain investment companies for which Putnam Investments L.L.C. and its affiliates act as investment manager; and

     WHEREAS, the parties desire to amend the Contract to cause it to apply to the TH Lee, Putnam Emerging Opportunities Portfolio (the "Portfolio") of the TH Lee, Putnam Investment Trust (the "Fund") and to add certain additional terms and conditions applicable to shares of the Portfolio (the "Shares");

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, hereby agree as follows:

1. Subject to the terms and conditions set forth in this Addendum, the Contract shall apply, from the date of this Addendum, to shares of beneficial interest (the "Shares") of the TH Lee, Putnam Emerging Opportunities Portfolio (the "Portfolio") of the TH Lee, Putnam Investment Trust (the "Trust").

2. The following additional terms and conditions, which shall apply only with respect to the Shares, are added to Section 2 (Manner of Offering, Selling and Purchasing Shares) of the Contract:

     a. You agree that you will offer and sell the Shares only to persons who are "qualified clients," as such term is defined in Rule 205-3 under the Investment Advisers Act of 1940. All orders for the Shares are subject to acceptance or rejection by us in our sole discretion. Without limitation to the foregoing, we reserve the right to reject any order or portion thereof as to which you are unable to deliver a certificate in the form attached hereto as Exhibit A.

     b. Shares may be offered to the public during an initial offering period (the "Offering Period") that commences, with respect to you, on the date of this Addendum and will terminate on a date to be notified to you by us. We may extend the Offering Period in our sole discretion and will notify you of any such extension.

     c. An order for Shares will be confirmed at the public offering price as disclosed in the Portfolio's prospectus (expected to be $23.88 per Share plus a sales charge of up to $1.13 per Share determined as set forth in the prospectus of the Portfolio) at the close of the Offering Period as determined by us. No orders will be accepted until the Trust's registration statement filed with the Securities and Exchange Commission (the "SEC") has been declared effective by the SEC. You


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          understand that the registration statement is not currently effective and is not expected to be declared effective until shortly prior to the close of the Offering Period, including any extensions thereof, and that due to extensions of the Offering Period such effectiveness may occur in a later calendar month than contemplated on the date of this Agreement. We may terminate the Offering Period at any time.

     d. The minimum size for orders at the close of the Offering Period is $25,000. Orders will be accepted in increments of $1,000 above the minimum.

     e. You understand that the Shares are not redeemable and that neither the Portfolio nor we have any obligation or intention to purchase any Shares from you at any price, except that the Portfolio intends to make quarterly repurchase offers as described in the prospectus. Any representation as to a repurchase offer by the Portfolio, other than that which is set forth in its then current prospectus, is expressly prohibited.

     f. The Portfolio may from time to time in the future make additional Shares available for offer and sale. So long as this Addendum remains in effect, we will invite you to participate in any such future offerings in accordance with the terms of the Contract, including paragraphs (a) and (e) of this Addendum.

3.   The Contract is in all other respects ratified and confirmed.

4. This Addendum shall terminate automatically upon any termination of the Contract. In addition, either party hereto may terminate this Addendum (without thereby also terminating the Contract) without cause, upon ten days' written notice to the other party. The Distributor may terminate this Addendum (without thereby also terminating the Contract) for cause upon the violation by the Dealer of any of the provisions hereof, such termination to become effective on the date such notice of termination is mailed to the Dealer.

5. This Addendum and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of The Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties have caused this Addendum to be signed by their duly authorized officers as of the date first above written.

                                      PUTNAM RETAIL MANAGEMENT, L.P.

                                      By:  _________________________________
                                           Richard A. Monaghan
                                           Managing Director and
                                           Chief of Mutual Fund Business



                                      DEALER:  _______________________________

                                               By: _____________________________
                                                   Name:
                                                   Title:



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                                    EXHIBIT A

                              OFFICER'S CERTIFICATE

To:   Putnam Retail Management, L.P.

I am a duly elected ____________ of the broker-dealer identified below (the "Dealer"), and I do hereby certify as follows with respect to the Dealer's order for __________ shares of beneficial interest (the "Shares") in the TH Lee, Putnam Emerging Opportunities Portfolio (the "Portfolio") of the TH Lee, Putnam Investment Trust:

1. The Dealer has implemented procedures designed to ensure that its sales force has accepted orders to purchase Shares only from persons that members of such sales force reasonably believe to be "qualified clients" (as such term is defined in Rule 205-3 under the Investment Advisers Act of 1940. Such procedures include a prominent statement in the broker sales material to the effect that the Shares may be sold only to qualified clients and that the Shares are subject to restrictions limiting transfers to qualified clients that will hold such Shares through a broker or dealer that has entered into a Shareholder Servicing Agreement with the Portfolio, and the receipt of the certifications referred to below.

2. The Dealer has received from each prospective purchaser of the Shares a certification in substantially the form attached to the Portfolio's Prospectus as Appendix A, with such exceptions as are noted below:

     |_|  No exceptions

     |_|  Exceptions: _____________ Shares.

3. The Dealer has informed each purchaser of any of the Shares who is its client, at or prior to the confirmation of sale, of the existence of transfer restrictions on the Shares, as described in the Prospectus for the Shares under the caption "Investor Qualifications and Transfer Restrictions."


IN WITNESS WHEREOF, I have executed this certificate as of the ________ day of July, 2001.


Dealer: _______________________              ________________________________
                                             Name:
                                             Title:







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